EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of March 12, 2007

by and among

COMPUMED, INC.

and

BOSTON AVENUE CAPITAL, LLC

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 12, 2007, by and among CompuMed, Inc., a Delaware corporation (the “Company”), and Boston Avenue Capital, LLC, an Oklahoma limited liability company (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, as provided herein, and the Purchaser, shall purchase 4,167 Units of the Company’s securities.  Each “Unit” shall contain (i) one share of the Company’s Class D Preferred Stock (“Preferred Stock”) and (ii) 1,000 common stock purchase warrants (“Warrants”).  The 4,167 Units shall be referred to as the “Securities”.  The Securities shall be purchased for Two Million Dollars ($2,000,000) (the “Purchase Price”).  Each share of Preferred Stock is convertible into 2,000 shares of the Company’s $0.01 par value common stock (“Common Stock”).  The exercise price for the warrants will be $0.30 per share.  A copy of the Certificate of Designation for the Preferred Stock and the Form of Warrant are attached hereto as Exhibits A and B, and are incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1.             Closing.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, the Purchaser shall purchase and the Company shall sell to the Purchaser the Securities.  The Closing Date shall be the date that Purchaser’s funds representing the net amount due to the Company from the Purchase Price are transmitted by wire transfer to an account designated by the Company as set forth in Schedule I, or otherwise to or for the benefit of the Company.  On the Closing Date, the Company shall deliver to the Purchaser the Securities by physical delivery of the certificates representing the Securities purchased by such Purchaser to the address as set forth on Schedule II hereto.  The consummation of the transactions contemplated herein shall take place at the offices of Trombly Business Law, 1320 Centre Street, Suite 202, Newton, Massachusetts 02459, upon the satisfaction of all conditions to Closing set forth in this Agreement (“Closing Date”).

2.             Purchaser Representations and Warranties.  The Purchaser hereby represents and warrants to and agrees with the Company that:

(a)           Organization and Standing of the Purchaser.  If the Purchaser is an entity, such Purchaser is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

(b)           Authorization and Power.  The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser).  Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Information on Company.   The Purchaser has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-KSB for the year ended September 30, 2006 and all periodic reports filed with the Commission thereafter, but not later than five business days before the Closing Date (hereinafter referred to as the “Reports”).  In addition, the Purchaser has had an opportunity to talk with Management of the Company and has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Purchaser has requested in writing to the extent required by Regulation D (such other information is collectively, the “Other Written Information”), and considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities.

(e)           Information on Purchaser.  The Purchaser is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase of the Securities, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchaser is accurate.

(f)            Purchase of Securities.  On the Closing Date, the Purchaser will purchase Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Purchaser does not agree to hold the Securities for any minimum amount of time.

(g)           Compliance with Securities Act.  The Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  Notwithstanding anything to the contrary contained in this Agreement, such Purchaser may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate when employed in connection with the Company includes Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(h)           Securities Legend.  The Securities shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPUMED, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

 (i)           Communication of Offer.  The offer to sell the Securities was directly communicated to the Purchaser by the Company.  At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(j)            Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Purchaser and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Purchaser has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Purchaser relating hereto.

(k)           No Governmental Review.  Each Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)            Correctness of Representations.  Each Purchaser represents as to such Purchaser that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Purchaser otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(m)          Survival.  The foregoing representations and warranties shall survive the Closing Date until three years after the Closing Date.

(n)

No Short Sales.  For a period equal to the longer of (i) three years after the Closing Date or (ii) the presence of a voting member of the Board of Directors sponsored by the Purchaser (per section 8 below), Purchaser shall not effect any Short Sale (as hereafter defined) of the Company’s Common Stock.  As used herein, Short Sale means all short sales as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934.

(o)

Recognition of Role of Finder.  The Purchaser understands that Bathgate Capital Partners LLC is acting as a finder on this transaction. The Purchaser further understands that Bathgate Capital Partners has done only a limited amount of due diligence on the Company and the investment, and represents to Bathgate Capital Partners that the Purchaser is not relying on Bathgate Capital Partners for performing such investigations.

3.             Company Representations and Warranties.  The Company represents and warrants to Purchaser that:

(a)           Due Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken individually, or in the aggregate, as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

(c)           Authority; Enforceability.  This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Additional Issuances.   There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company except as described on Schedule III.  The common stock of the Company on a fully diluted basis outstanding as of the last trading day preceding the Closing Date is set forth on Schedule III.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, the Over-The-Counter Bulletin Board (the “Bulletin Board”) nor the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been approved unanimously by the Company’s directors.

(f)            No Violation or Conflict.  Assuming the representations and warranties of the Purchaser in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or subsidiaries is a party, by which the Company or subsidiaries is bound, or to which any of the properties of the Company or any of its Affiliates or subsidiaries is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates or subsidiaries is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company.

(g)           The Securities.  The Securities upon issuance:

(i)            are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           when issued as described in this Agreement, will be duly and validly issued, fully paid and nonassessable and, if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement, will be free trading and unrestricted;

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)          will not subject the Purchaser thereof to personal liability by reason of being such holder provided Purchaser’s representations herein are true and accurate and Purchaser takes no actions or fails to take any actions required for its purchase of the Securities to be in compliance with all applicable laws and regulations; and

(v)           will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  Other than as described in the Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)            Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twenty-four months.

(j)            No Market Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(k)           Information Concerning Company.  The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein.   Since the last day of the fiscal year of the most recent audited financial statements included in the Reports (“Latest Financial Date”), and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company’s business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(l)            Stop Transfer.  The Securities, when issued, will be restricted securities.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Purchaser.

(m)          Defaults.   The Company is not in violation of its Certificate of Incorporation, as amended, or Bylaws, as amended.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

(n)           No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  Neither the Company nor any of its Affiliates or subsidiaries will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

(o)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(p)           Listing.  The Company’s common stock is quoted on the Bulletin Board under the symbol CMPD.OB.  The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

(q)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company’s businesses since December 31, 2006 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in Schedule IV.

(r)            No Undisclosed Events or Circumstances.  Since December 31, 2006, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(s)           Capitalization.   The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule III.  Except as set forth on Schedule III, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company.  All of the outstanding common stock of the Company has been duly and validly authorized and issued and are fully paid and nonassessable.

 (t)           Dilution.   The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has unanimously concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company.

(u)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

(v)          DTC Status/Transfer Agent.  The Company’s transfer agent is eligible to participate in and the common stock eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Programs.  The name, address, telephone number, fax number, contact person and email address of the Company transfer agent are set forth on Schedule V hereto.

(w)            Investment Company.   Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

 (x)            Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Purchaser prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

(y)         Disclosure of Transaction.  The Company may issue a press release at the Company’s discretion describing the material terms of the transaction contemplated hereby (the “Press Release”).  The press release shall not disclose the name of the Purchaser.  The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby in no event more than four (4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be provided to the Purchaser prior to publication.  “Trading Day” means any day during which the Nasdaq Capital Market shall be open for trading.

4.             Regulation D Offering.  The offer and issuance of the Securities to the Purchaser is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to Purchaser from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by the Purchaser.

5.             Covenants of the Company.  The Company covenants and agrees with the Purchaser as follows:

(a)           Stop Orders.  The Company will advise the Purchaser, as soon as practicable but, in any event, within one business day after the Company receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)           Listing.   The Company shall maintain the listing of the Common Stock for trading on the Principal Market (as hereafter defined) for three years after Closing.  The Company will maintain the listing of its common stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the common stock (the “Principal Market”)), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Purchaser copies of all notices it receives notifying the Company of the threatened and actual delisting of the common stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

(c)           Market Regulations.  The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to Purchaser.

(d)           Reporting Requirements.  From the date of this Agreement until one year after the Closing Date, the Company will (w) cause its common stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (x) comply in all respects with its reporting and filing obligations under the 1934 Act, and (y) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until three (3) years after the Closing Date.  Until one year after Closing, the Company will use its best efforts to continue the listing or quotation of the common stock on the Principal Market or other market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D.

(e)           Use of Proceeds.  The Purchase Price will be used for working capital.

 (f)           Taxes.  From the date of this Agreement and until one year after the Closing Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(g)           Insurance.  From the date of this Agreement and until one year after the Closing Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(h)            Books and Records.  From the date of this Agreement and until one year after the Closing Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(i)            Governmental Authorities.   From the date of this Agreement and until one year after the Closing Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(j)           Intellectual Property.  From the date of this Agreement and until one year after the Closing Date, or (ii) until all the Securities have been resold or transferred by the Purchaser pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(k)            Properties.  For one year after the Closing Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(l)          Confidentiality/Public Announcement.  For one year after the Closing Date, the Company agrees that except in connection with disclosures required by the rules and regulations of the Securities and Exchange Commission, it will not disclose publicly or privately the identity of the Purchaser unless expressly agreed to in writing by the Purchaser or only to the extent required by law.

6.             Covenants of the Company and Purchaser Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, the Purchaser’s officers, directors, agents, Affiliates, counsel, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Company or breach of any warranty by the Company in this Agreement, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

(b)           The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, counsel, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Purchaser in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Purchaser of any covenant or undertaking to be performed by such Purchaser hereunder, or any other agreement entered into by the Company and Purchaser, relating hereto.

7.           Registration Rights.  No registration statement shall be required to be filed by the Company for the Units issued pursuant to this Agreement, or for the shares of Preferred Stock or Warrants that are contained in the Units; or for the Common Stock into which the Preferred Stock is convertible or the Warrants are exercisable.

8.         Observer Rights; Right to Nominate Board Member.  The Company will afford the Purchaser the right, but not the obligation, to designate up to three non-voting observers (“Observers”) to attend meetings of the Board of Directors.  Such right shall commence on the date of this Agreement and survive as long as Purchaser owns any Preferred Stock, but in no event shall this right exceed five years from the date of this Agreement.  The Company may, upon unanimous vote of the Board, reject an observer, but only if such observer is consistently disruptive to board meetings or if such observer does not meet applicable state law standards or requirements of any exchange that the Company’s stock is traded on that apply to all directors.  In the event the Board rejects an observer, the Purchaser may select another observer as a replacement.  Six months after the Closing Date, the Purchaser shall have the right, but not the obligation, to recommend one of the Observers (the “Nominee”) to be a member of the Company’s Board of Directors, and, subject to the approval of the Board of Directors, which approval will not be unreasonably withheld, the Company’s Board of Directors shall elect the Nominee to the board to serve a term of two years.  After the two-year term, the Board of Directors may nominate the Nominee to be elected by the shareholders at the annual shareholder meeting in the same manner as any other director.

The Observers, if any, will receive notice in the same manner as any other Director of each meeting of the Board of Directors.  The Board is under no obligation to schedule meetings to accommodate the schedule of an Observer.  Should an Observer be unable to attend a meeting, the meeting shall commence nonetheless.  Upon written notice to the Purchaser, the Company may exclude the Observers from meetings where, in the written opinion of counsel for the Company, the Observers’ presence would destroy the attorney-client privilege. Additionally, beginning six months after the Closing Date, the Company shall have the right to exclude Observers from a meeting of the Board of Directors by a majority vote of the Directors and a written opinion of the Company’s counsel that it is appropriate for the Board to exclude Observers from the meeting. Such exclusion privilege shall not be abused by the Company or the Board of Directors and should the Observers and/or the Nominee believe that such privilege is not being exercised in good faith, a mutually agreed neutral outside advisor shall be retained to resolve the matter. The cost of the neutral outside advisor, if any, shall be borne by the Company and Purchaser equally.  The Company will not be obligated to pay the Observers any compensation or reimburse them for any of the expenses necessary to attend or participate in meetings.

9.

Right of First Refusal.  For a period of thirty-six (36) months from the Closing Date, the Purchaser shall have the right of first refusal to participate in any private offering of the Company’s securities, including subscription rights, on the same terms as offered to other potential investors, and purchase such securities up to an offering price of $5 million.  The Company will provide the Purchaser with any proposed term sheet in writing.  The Purchaser must reply to the Company of its intention to exercise its right of first refusal within three business days in writing.  If the Purchaser does not so notify the Company, the Purchaser will be deemed to have elected not to exercise the right of first refusal.  The Company shall make a reasonable effort to give the Purchaser the right of first refusal to any public offering of the Company’s securities; however, upon the Company engaging an underwriter to participate in the financing, the right of first refusal is extinguished.

10.

Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company, to: CompuMed, Inc., 5777 West Century Blvd., Suite 1285, Los Angeles, CA 90045, telecopier: (310) 645-5880, with a copy by telecopier only to: Amy Trombly, Esq., Trombly Business Law, 1320 Centre Street, Suite 202, Newton, MA 02459, Fax: (617) 243-0066, and (ii) if to the Purchaser, to: the address and telecopier number indicated on the signature page hereto.

(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Purchaser has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.  No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Purchaser.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the State of California.  The parties agree that such courts shall have jurisdiction of any such action and waive trial by jury.  In any action brought by a Party hereto to enforce the obligations of any other Party hereto, the prevailing Party shall be entitled to collect from the opposing Party to such action such Party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).   In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 8(d) hereof, each of the Company and Purchaser each hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in California of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

 (f)           Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the parties to the Transaction Documents.

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Please acknowledge your acceptance of the foregoing Securities Purchase Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

COMPUMED, INC.
A Delaware corporation

By:	/s/ John G. McLaughlin
Name:	John G. McLaughlin
Title:	President and Chief Executive Officer

Dated:	March 12, 2007

BOSTON AVENUE CAPITAL, LLC.
An Oklahoma limited liability company

By:	Value Fund Advisors, LLC
Manager

By:	/s/ Charles M. Gillman
Name:	Charles M. Gillman
Title:	Manager

Dated:	March 12, 2007

Schedule I

Wire Transfer Instructions

Schedule II

Address for Delivery of Certificates

Schedule III

CompuMed, Inc. Capitalization Table

	50,000,000	Common Shares Authorized
(e)	-24,543,041	See below under Shares
	-50,000	Warrants issued to Synthetica (filed as Exhibits in 10Q 06-30-06)
	-100,000	Warrants issued to Cohen Research Independent Group (Dec 06)
(a)	-4,200	Reserve for conversion of Class A Preferred
(b)	-3,000	Reserve for conversion of Class B Preferred
(d)	-6,741,077	See below under Options
(c)	-8,334,000	Reserve for conversion of preferred shares issued to Boston Avenue Capital
	10,224,682	Sub-Total
	-4,166,500	Warrants reserved for BAC
	-500,000	Warrants reserved for Bathgate Capital Partners
	-200,000	Warrants reserved for issuance to Synthetica
	5,358,182	Shares available for future issuance

	Preferred Stock
	1,000,000	Shares Authorized
(a)	8,400	Class A Issued and OS- Convert to 4,200 shares of Common (refer to 10-KSB Note C)
(b)	300	Class B Issued and OS- Convert to 3,000 shares of Common (refer to 10-KSB Note C)
(c)	4,167	Class D - Convert to 8,334,000 shares of Common

	Options
(d)	6,741,077	Outstanding as of 12/31/06

	Shares
(e)	24,543,041	Shares outstanding at 1/31/07

Additional Issuances to Dutchess

Date	Number of Shares	Amount
1/5/07	15,300	$4,722
1/11/07	98,000	$24,758
1/19/07	19,250	$4,557
1/26/07	150,625	$32,837
2/9/07	80,000	$18,165

Schedule IV

Undisclosed Liabilities

None.

Schedule V

Transfer Agent Contact Information

Christine Moore

U.S. Stock Transfer Corporation

1745 Gardena Avenue

Glendale, CA 91204

Telephone: (818) 502-1404 x135

Fax:  (818) 502-0057

Email: ChrisM@usstock.com